Exhibit 99.1
NEWS & INFORMATION

FOR:	EMERSON RADIO CORP.
85 Oxford Drive
Moonachie, NJ 07074

CONTACT:	Emerson Radio Corp.
Robert Maffei
Investor Relations Manager
(973) 428-2098
Thursday, August 11, 2011
EMERSON RADIO CORP. ANNOUNCES RESIGNATION OF CHIEF EXECUTIVE OFFICER
MOONACHIE, N.J. – August 11, 2011 – Emerson Radio Corp. (NYSE AMEX: MSN) today announced that Adrian Ma, age 66, resigned from his position as Chief Executive Officer of Emerson Radio Corp. (“the Company”) effective August 8, 2011, as well as all other positions held with the Company and any of its subsidiaries, effective the same date. Mr. Ma also resigned from the Company’s Board of Directors effective August 8, 2011. Following his resignation, Mr. Ma will continue to serve Emerson Radio in a consulting capacity.
The Emerson Radio Board of Directors wishes to thank Mr. Ma for his many contributions to the Company over the past five years.
About Emerson Radio Corp.
Emerson Radio Corporation (NYSE AMEX: MSN), founded in 1948, is headquartered in Moonachie, N.J. The Company designs, sources, imports and markets a variety of houseware and consumer electronic products, and licenses its trademarks to others on a worldwide basis for a variety of products. For more information, please visit Emerson Radio’s Web site at www.emersonradio.com.

Forward Looking Statements
This release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the risk factors detailed in the Company’s reports as filed with the Securities and Exchange Commission. The Company assumes no obligation to update the information contained in this news release.